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Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78943, 333-49612, 333-58346 and 333-62810)
and in the Registration Statements on Form S-3 (Nos. 333-35936, 333-42526, 333-62888 and 333-87029) of our report, which includes an emphasis of a matter, dated February 27, 2002 relating to the financial statements and financial statement schedule of WorldGate Communications, Inc., which appear in WorldGate Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 29, 2002